UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

Heavy Earth Resources, Inc.
 (Exact name of registrant as specified in Charter)

Florida (State or other jurisdiction of incorporation)	000-52979 (Commission File Number)	75-3160134 (IRS Employer Identification No.)

625 Second Street, #280, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 813-5079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2013, David Choi resigned as the Secretary, Treasurer and as a member of the board of directors of Heavy Earth Resources, Inc. (the “Registrant”).  Mr. Choi’s resignation was not as a result of any disagreement between Mr. Choi and the Registrant or the Registrant’s board of directors on any matter relating to the Registrant’s operations, policies or practices.

On March 8, 2013, the Registrant’s board of directors appointed Mr. Anthony Ives as the Registrant’s Secretary and Treasurer, effective March 8, 2013.  Mr. Ives also serves as the Registrant’s Chief Financial Officer since December 3, 2011 and as a member of the Registrant’s board of directors since November 1, 2011.  A description of Mr. Ives’s experience and background is included in the Registrant’s Annual Report on Form 10-K previously filed on March 2, 2012, and such description of Mr. Ives’ experience and background is hereby incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Heavy Earth Resources, Inc.

Date: March 11, 2013	By:	/s/ Grant Draper
Grant Draper President and Chief Executive Officer